EXHIBIT 99.1

               EXPRESS SCRIPTS REPORTS RECORD REVENUES AND INCOME
                    FOR FOURTH QUARTER AND FULL YEAR IN 1997

ANNUAL REVENUES GROW 59.1 PERCENT TO $1.2 BILLION;
NET INCOME RISES 27.9 PERCENT

     ST. LOUIS, Feb. 10, 1998--Express Scripts, Inc. (NASDAQ:ESRX) today reported that revenues for 1997 reached a record $1.2 billion, up 59.1 percent from $773.6 million in 1996. Net income for the year increased 27.9 percent to $33.4 million compared with $26.1 million the prior year. On a diluted earnings per share basis, net income rose 26.3 percent to $2.02 from $1.60 in 1996.

     Fourth quarter 1997 revenues were $348.2 million, an increase of 54.0 percent from $226.2 million for the final three months of 1996. Net income for the final quarter of 1997 rose 26.5 percent to $9.0 million from $7.2 million the prior year, while diluted net income per share increased 25.6 percent to 54 cents compared with 43 cents.

     Express Scripts' pharmacy benefit management (PBM) programs reported total enrollment of 12.3 million lives as of Jan. 1, 1998, a gain of 21.8 percent from
10.1 million a year earlier. The increase in lives was achieved in spite of the loss of approximately 900,000 members of FHP Health Plans, Inc. during the fourth quarter of 1997.

     "Express Scripts effectively executed its strategy and achieved its key goals for 1997, delivering another year of record growth and profitability," said Barrett Toan, president and chief executive officer. "During 1997 we strengthened our core PBM business through new alliances with providers and payors, expanded geographically with continued growth in Canada, introduced new healthcare management products and services, and continued to develop our complementary businesses.

     "Express Scripts' size, independence, industry-leading customer service and advanced capabilities allow us to offer a unique proposition to our clients," he added. "The major new contracts we won in 1997 and the extension of our successful alliances provide evidence that our clients recognize the value that Express Scripts delivers."

     During the fourth quarter of 1997, Express Scripts announced a new agreement with Wal-Mart Stores to provide PBM services for prescriptions processed through the retailer's managed pharmacy programs. The company also announced that it has renewed its contract with Coventry Corporation for a period of two years through 1999. These agreements capped a year that saw Express Scripts win several other major contracts, including RightCHOICE Managed Care, Bell Canada and First Canadian Health Management.

     New products and services rolled out during 1997 were highlighted by the introduction of Express Health LineSM, an informed decision counseling service featuring a call center staffed by nurses and pharmacists. Express Scripts' Practice Patterns Science (PPS) subsidiary debuted PTE-Registry(TM), a national comparative database, as a resource for pharmaceutical manufacturers and healthcare providers.

Express Scripts provided an update on several additional developments, including:

* After approximately two years, the company's strategic alliance with Premier, a nationwide alliance of integrated healthcare providers, has grown to include more than 1 million covered lives.

* Lives covered by Express Scripts programs in Canada continued to increase and included approximately 1 million covered lives as of Jan. 1, 1998. Membership will get another boost on July 1, 1998 when approximately 640,000 registered Inuits and Indians are enrolled through the company's agreement with First Canadian Health Management.

* Express Scripts' 1997 and fourth quarter performance reflected contributions from all of its complementary healthcare businesses.

* Express Health LineSM met its enrollment targets for the year and now provides its informed decision counseling services to more than
     1.3 million members of NYLCare Health Plans, Inc.

* As of Jan. 1, 1998, the company's Express TherapeuticsSM advanced drug utilization review, drug therapy and clinical intervention product covered 500,000 lives.

* Express PreferenceSM, a drug therapy management program, reached a total enrollment of 4.7 million lives, an increase of 3.7 million lives from January 1, 1997.

     "Express Scripts posted extremely strong operating results in every quarter of 1997, thanks to significant revenue growth, successful ongoing SG&A expense controls and increasing economies of scale," added Toan. "For the fourth quarter and full year, our gross margins reflected the impact of competitive factors in the market and higher utilization by customers of Express Scripts' own pharmacy network, which results in drug ingredient cost being included in both revenues and cost of revenues."

     Express Scripts' cost of revenues for the twelve months ended Dec. 31, 1997 were $1.1 billion, up 63.4 percent from $684.9 million the prior year. Selling, general and administrative (SG&A) expenses increased at a markedly slower rate of 27.5 percent to $62.6 million in 1997 compared with $49.1 million in 1996. As a percentage of total revenues, SG&A expenses decreased to 5.1 percent for 1997 from 6.3 percent the prior year.

     The cost of revenues for the fourth quarter of 1997 increased 57.1 percent to $315.4 million, compared with $200.8 million for the final quarter of 1996. Fourth quarter SG&A expenses increased 34.0 percent to $19.8 million in 1997 from $14.8 million in 1996.

     As of Dec. 31, 1997, Express Scripts had $122.1 million in cash, cash equivalents and short-term investments, up 53.4 percent from $79.6 million at the end of 1996. Express Scripts is currently carrying no debt and had total shareholders equity at Dec. 31, 1997 of $203.7 million.

     Express Scripts, Inc. is a leader in progressive healthcare management, delivering advanced capabilities in several complementary healthcare businesses. Express Scripts' pharmacy benefit management business currently provides managed prescription drug services to more than 12.3 million members in the United States and Canada. Practice Patterns Science, Inc. offers healthcare information management services, linking healthcare data from all points of care. ESI Vision Care is the company's eyecare management business. IVTx applies managed care principles to infusion therapy management. Health Management Services provides comprehensive informed decision counseling and disease management services through a 24-hour call center staffed by nurses and pharmacists. Express Scripts' businesses serve HMOs, third-party administrators, insurance companies, unions and self-insured employers. Express Scripts is headquartered in St. Louis.

     THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING, BUT NOT LIMITED TO, STATEMENTS RELATED TO THE COMPANY'S PLANS, OBJECTIVES, EXPECTATIONS OR INTENTIONS. THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER SIGNIFICANTLY FROM THOSE PROJECTED OR SUGGESTED. FACTORS WHICH MAY IMPACT ANY FORWARD-LOOKING STATEMENT INCLUDE
HEIGHTENED COMPETITION; THE POSSIBLE TERMINATION OF CONTRACTS WITH CERTAIN CLIENTS; CHANGES IN PRICING OR DISCOUNT PRACTICES OF PHARMACEUTICAL MANUFACTURERS; THE ABILITY OF THE COMPANY TO CONSUMMATE CONTRACT NEGOTIATIONS WITH PROSPECTIVE CLIENTS; COMPETITION IN THE BIDDING AND PROPOSAL PROCESS; ADVERSE RESULTS IN CERTAIN LITIGATION AND REGULATORY MATTERS; THE ADOPTION OF ADVERSE LEGISLATION OR A CHANGE IN THE INTERPRETATION OF EXISTING LEGISLATION OR REGULATIONS; RISKS ASSOCIATED WITH THE DEVELOPMENT OF NEW PRODUCTS; AND OTHER RISKS DESCRIBED FROM TIME TO TIME IN THE COMPANY'S PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

Financial tables follow:

                              EXPRESS SCRIPTS, INC.
                             STATEMENT OF OPERATIONS
              (in thousands, except per share and percentage data)

                                   Three Months Ended                                Twelve Months Ended
                                       December 31                                        December 31

                               ----------------------------                     ----------------------------
                                  1997            1996          % Change           1997             1996            % Change
                               ------------    ------------    ------------     ------------    ------------    -------------
Net revenues                      $348,192        $226,178           54.0%       $1,230,634         $773,615           59.1%
                               ------------    ------------                     ------------    ------------
Cost and expenses:
  Cost of revenues                 315,373         200,784           57.1%        1,119,167          684,882           63.4%
  Selling, general, &               19,828          14,793           34.0%           62,617           49,103           27.5%
  administrative
                                ----------    ------------                      ------------    ------------
                                   335,201         215,577           55.5%        1,181,784          733,985           61.0%
                                ----------    ------------                      ------------    ------------
Operating income                    12,991          10,601           22.6%           48,850           39,630           23.3%
                                ----------    ------------                      ------------    ------------
Other income (expense):
  Interest income                    1,910           1,253           52.4%            6,081            3,509           73.3%
  Interest expense                   (160)            (21)          661.9%            (225)             (59)          281.4%
                               -----------    ------------                      -----------     ------------
                                     1,750           1,232           42.1%            5,856            3,450           69.7%
                               -----------    ------------                      -----------     ------------
Income before income taxes          14,741          11,833           24.6%           54,706           43,080           27.0%
Provision for income taxes           5,697           4,682           21.7%           21,277           16,932           25.7%
                               -----------    ------------                      -----------     ------------
Net income                          $9,044          $7,151           26.5%          $33,429          $26,148           27.9%
                               ===========    ============                      ===========     ============

Basic earnings per share             $0.55           $0.44           25.0%            $2.04            $1.63           25.2%
                               ============    ===========                      ============    ============

Weighted average number of
common shares outstanding
during the period - Basic EPS       16,489          16,356            0.8%           16,356           16,080            1.7%
                               -----------     -----------                      -----------     ------------

Diluted earnings per share           $0.54           $0.43           25.6%            $2.02            $1.60           26.3%
                               ===========     ===========                      ===========     ============

Weighted average number of
common shares outstanding
during the period - Diluted         16,706          16,611            0.6%           16,561           16,350            1.3%
EPS
                               ============    ============                     ===========     ============


                              EXPRESS SCRIPTS, INC.
                                  BALANCE SHEET
                                ($ in thousands)

                                                                December 31,                   December 31,
                                                                    1997                           1996
                                                              -----------------              -----------------
Assets
Current assets
      Cash and cash equivalents                                       $ 64,155                      $  25,211
      Short term investments                                            57,938                         54,388
      Receivables, net                                                 210,291                        163,805
      Inventories                                                       28,935                         17,491
      Deferred taxes and prepaid expenses                                2,649                          2,254
                                                              -----------------              -----------------
        Total current assets                                           363,968                        263,149
                                                              -----------------              -----------------

Property and equipment (net)                                            26,821                         21,447

Other assets                                                            11,719                         15,829

                                                              =================              =================
Total assets                                                          $402,508                       $300,425
                                                              =================              =================


Liabilities and Stockholders' Equity

Current liabilities
     Claims payable                                                   $153,051                      $  98,865
     Accounts payable                                                   17,979                         16,347
     Accrued expenses                                                   26,876                         19,678
                                                              -----------------              -----------------
        Total current liabilities                                      197,906                        134,890
                                                              -----------------              -----------------

Deferred income taxes                                                      901                          1,445

Total stockholders' equity                                             203,701                        164,090

                                                              =================              =================
Total liabilities and stockholders' equity                            $402,508                       $300,425
                                                              =================              =================

                              EXPRESS SCRIPTS, INC.
                               NON-FINANCIAL DATA
                     (in thousands, except percentage data)
                                   (unaudited)

                               Three Months Ended                              Twelve Months Ended
                                  December 31                                      December 31
                           ---------------------------                    -------------------------------
                              1997           1996          % Change           1997              1996           % Change
                           ------------   ------------    ------------    --------------    -------------   -------------

Pharmacy network claims         20,206         15,992           26.4%            73,164           57,838            26.5%
processed

Mail pharmacy claims             1,034            750           37.9%             3,899            2,770            40.8%
filled

Number of pharmacies in                                                            50.2             48.3             3.9%
network

Pharmacy benefit covered                                                         12,600            9,900            27.3%
lives

Drug spend                    $727,890       $471,761           54.3%        $2,486,380       $1,635,890            52.0%
